UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2020

ALPINE INCOME PROPERTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland		84-2769895
(State or other jurisdiction of	Commission File Number 001-39143	(I.R.S. Employer
incorporation or organization)		Identification No.)

1140 N. Williamson Blvd., Suite 140 Daytona Beach, Florida	32114
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code

(386) 274-2202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PINE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Explanatory Note

Alpine Income Property Trust, Inc. (the “Company”) has acquired 27 single-tenant net leased income properties in separate transactions since December 31, 2019 for an aggregate cash purchase price of approximately $101.2 million (the “2020 Actual Acquisitions”), with an additional property probable of acquisition for a cash purchase price of approximately $1.7 million (the “2020 Probable Acquisition” and, together with the 2020 Actual Acquisitions, the “2020 Acquisitions”). The Company is filing pro forma financial information related to these properties in order to comply with the financial statement requirements related to registration statements under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma consolidated balance sheet of the Company as of September 30, 2020, the unaudited pro forma consolidated statement of operations of the Company for the nine months ended September 30, 2020 and the unaudited pro forma consolidated and combined statement of operations of the Company for the year ended December 31, 2019 giving effect to the 2020 Acquisitions are filed herewith as Exhibit 99.1 and incorporated in this Item 9.01(b) by reference.

(d) Exhibits

Exhibit No.	Description

99.1

Unaudited Pro Forma Consolidated and Combined Financial Statements of Alpine Income Property Trust, Inc. as of September 30, 2020, for the nine months ended September 30, 2020 and for the year ended December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2020

Alpine Income Property Trust, Inc.

By:	/s/ Matthew M. Partridge
Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)